PORTER KEADLE MOORE, LLP



                                 April 18, 2001

Securities and Exchange Commission
450 Fifth Street, NW

Washington, DC 20549


         Re: Form 8-K filing by Sweetwater Financial Group, Inc. (the "Company")

Dear Sirs:

         We have received a copy of the Form 8-K to be filed with the Securities and Exchange Commission disclosing the Company's change in accountants. This letter shall serve as confirmation that we agree with the statements made by the Company in the Form 8-K.

                                                    Yours very truly,

                                                    PORTER KEADLE MOORE, LLP

                                                    /s/ Porter Keadle Moore, LLP